 As filed with the Securities and Exchange Commission on November 20, 1998.

                                                    Registration No. 333-_____
------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form S-8


                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                          INCYTE PHARMACEUTICALS, INC.
             (Exact name of registrant as specified in its charter)


                 Delaware                               94-3136539
  -----------------------------------         -------------------------------
       (State or other jurisdiction of                (I.R.S. Employer
      incorporation or organization)                Identification No.)

           3174 Porter Drive
          Palo Alto, California                           94304
  -----------------------------------         -------------------------------
           (Address of Principal                        (Zip Code)
            Executive Offices)

                 OPTIONS ISSUED BY INCYTE PHARMACEUTICALS, INC.
                   TO FORMER OPTIONHOLDERS OF HEXAGEN LIMITED
                 ----------------------------------------------

                            (Full title of the plan)


                                                        Copy to:
            ROY A. WHITFIELD                          STANTON D. WONG
         Chief Executive Officer                      SALLY BRAMMELL
       Incyte Pharmaceuticals, Inc.             Pillsbury Madison & Sutro LLP
            3174 Porter Drive                          P.O. Box 7880
       Palo Alto, California 94304                San Francisco, CA 94120
            (650) 855-0555                             (415) 983-1000
    -----------------------------------        -------------------------------
       (Name, address and telephone
       number, including area code,
          of agent for service)

                         CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------

     Title of                      Amount                 Proposed Maximum              Proposed                    Amount of
   Securities To                    To Be                  Offering Price           Maximum Aggregate             Registration
   Be Registered                 Registered                 per Share (1)           Offering Price(1)                  Fee
---------------------------------------------------------------------------------------------------------------------------------

   Common Stock                    125,734                      $2.03                  $255,240.02                   $70.96
---------------------------------------------------------------------------------------------------------------------------------

Series A Participating
Preferred Stock
Purchase Rights (2)                125,734                       N/A                       N/A                         N/A
---------------------------------------------------------------------------------------------------------------------------------

Total Registration Fee             125,734                       N/A                       N/A                       $70.96


(1) Estimated solely for the purposes of calculating the amount of the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended, the offering price is based upon the exercise prices for options previously granted by Hexagen Limited.

(2) Associated with the Common Stock are Series A Participating Preferred Stock Purchase Rights that will not be exercisable or evidenced separately from the Common Stock prior to the occurrence of certain events.


       The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act of 1933.
-------------------------------------------------------------------------------

Incyte Pharmaceuticals, Inc. (the "Registrant") acquired all of the issued and outstanding capital stock of Hexagen Limited ("Hexagen") pursuant to a Share Purchase Agreement, dated as of September 21, 1998, among the Registrant, Hexagen and the shareholders of Hexagen. The shares to be registered hereunder are issuable pursuant to (i) options assumed by the Registrant that were originally granted under The Hexagen Limited Unapproved Company Share Option Plan 1996 and (ii) share exchange option agreements entered into between the Registrant and certain consultants to Hexagen who held options to purchase Hexagen ordinary shares.

                                     PART I
                                     ------

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS
              ----------------------------------------------------

Item 1.      Plan Information.*
------       ----------------

Item 2.      Registrant Information and Employee Plan Annual Information.*
------       -----------------------------------------------------------

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.

                                     PART II
                                     -------

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
               --------------------------------------------------

Item 3.     Incorporation of Certain Documents by Reference.
------      ------------------------------------------------

     The following documents filed by Registrant (File No. 0-27488) with the Securities and Exchange Commission are incorporated by reference in this Registration Statement:

     (1) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997;

     (2) The Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30, and September 30, 1998;

     (3) Registrant's Current Report on Form 8-K, as amended on Form 8-K/A, dated January 22, 1998;

     (4) The Registrant's Current Reports on Form 8-K dated as of June 12, August 17, September 2, September 21, and September 25, 1998;

     (5) The description of the Registrant's Common Stock contained in the Registration Statement on Form 8-A filed with the Securities and Exchange Commission on January 5, 1996; and

     (6) The description of the Registrant's Series A Participating Preferred Stock Purchase Rights contained in the Registration Statement on Form 8-A filed with the Securities and Exchange Commission on September 30, 1998.

     In addition, all documents subsequently filed by the Registrant pursuant to
Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.     Description of Securities.
------      --------------------------

     Not applicable.

Item 5.     Interests of Named Experts and Counsel.
------      ---------------------------------------

     Not applicable.

Item 6.     Indemnification of Directors and Officers.
------      ------------------------------------------

     Section 145 of the Delaware General Corporation Law provides for the indemnification of officers, directors, and other corporate agents in terms sufficiently broad to indemnify such persons under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Act"). Article VII of the Registrant's Restated Certificate of Incorporation and Article V of the Registrant's Bylaws provide for indemnification of the Registrant's directors, officers, employees and other agents to the extent and under the circumstances permitted by the Delaware General Corporation Law. The Registrant has also entered into agreements with its directors and officers that will require the Registrant, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors or officers to the fullest extent not prohibited by law.

Item 7.     Exemptions from Registration Claimed.
------      -------------------------------------

     Not applicable.

Item 8.     Exhibits.
------      ---------

 5.1        Opinion of Pillsbury Madison & Sutro LLP.

10.1 The Hexagen Limited Unapproved Company Share Option Plan 1996, as amended.

10.2        Form of Share Exchange Option Agreement.

23.1        Consent of Ernst & Young LLP, Independent Auditors.

23.2        Consent of Pillsbury Madison & Sutro LLP (included in Exhibit 5.1).

Item 9.     Undertakings.
------      -------------

     (a) The undersigned Registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                      (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                      (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule

                  424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                       (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

              (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California, on November 19, 1998.

                                       INCYTE PHARMACEUTICALS, INC.



                                       By     /s/ ROY A. WHITFIELD
                                          ------------------------------
                                                  Roy A. Whitfield
                                             Chief Executive Officer



                                POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Roy A. Whitfield, Randal W. Scott and Denise M. Gilbert, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                     Name                                           Title                                Date




             /s/ ROY A. WHITFIELD                  Chief Executive Officer (Principal         November 19, 1998
-----------------------------------------------
                 Roy A. Whitfield                  Executive Officer) and Director




       /s/ DENISE M. GILBERT, Ph.D.                Executive Vice President, Chief            November 19, 1998
-----------------------------------------------
           Denise M. Gilbert, Ph.D.                Financial Officer (Principal
                                                   Financial Officer)



                     Name                                           Title                                Date



              /s/ WILLIAM DELANEY                  Corporate Controller (Principal            November 19, 1998
-----------------------------------------------
                  William Delaney                  Accounting Officer)





            /s/ JEFFREY J. COLLINSON               Chairman of the Board                      November 19, 1998
-----------------------------------------------
                Jeffrey J. Collinson




          /s/ RANDAL W. SCOTT, Ph.D.               Director                                   November 19, 1998
-----------------------------------------------
              Randal W. Scott, Ph.D.




           /s/ BARRY M. BLOOM, Ph.D.               Director                                   November 19, 1998
-----------------------------------------------
               Barry M. Bloom, Ph.D.




         /s/ FREDERICK B. CRAVES, Ph.D.            Director                                   November 19, 1998
-----------------------------------------------
             Frederick B. Craves, Ph.D.




               /s/ JON S. SAXE                     Director                                   November 19, 1998
-----------------------------------------------
                   Jon S. Saxe


                                INDEX TO EXHIBITS


Exhibit
-------
Number                        Exhibit
-------                       -------

 5.1       Opinion of Pillsbury Madison & Sutro LLP.

10.1 The Hexagen Limited Unapproved Company Share Option Plan 1996, as amended.

10.2       Form of Share Exchange Option Agreement.

23.1       Consent of Ernst & Young LLP, Independent Auditors.

23.2       Consent of Pillsbury Madison & Sutro LLP (included in Exhibit 5.1).